UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

AeroGrow International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33531	46-0510685
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Spine Rd
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 444-7755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2020 by AeroGrow International, Inc., a Nevada corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SMG Growing Media, Inc., an Ohio corporation (“Parent”), AGI Acquisition Sub, Inc., a Nevada corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes stated in Section 6.4 of the Merger Agreement, The Scotts Miracle-Gro Company, an Ohio corporation (“Scotts Miracle-Gro”), relating to the proposed acquisition of the Company by Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, on February 26, 2021, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Scotts Miracle-Gro.

On February 25, 2021, the Company filed the Articles of Merger with the Secretary of State of Nevada, pursuant to which the Merger became effective at 10:00 a.m., Pacific Time, on February 26, 2021 (the “Effective Time”).

At the Effective Time, each share of common stock of the Company, par value $0.001 per share (the “Common Stock”) (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)), issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive $3.00 in cash, without interest thereon and subject to any required withholding of taxes (the “Merger Consideration”), and was cancelled.

Furthermore, in accordance with the Merger Agreement, at the Effective Time, as a result of the Merger, each share of common stock, par value $0.001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time (all of which shares were held of record by Parent), was automatically converted into one share of common stock, par value $0.001 per share, of the Company, as the survivor of the Merger (the “Survivor Common Stock”), which share of Survivor Common Stock, as a result of the Merger, (i) comprises all of the issued and outstanding capital stock of the Company as the survivor of the Merger, and (ii) is held of record by Parent.

The total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses was approximately $20.3 million, consisting of approximately $20.1 million in cash Merger Consideration and approximately $0.2 million in transaction related fees and expenses. Parent funded this amount through available cash on hand.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Prior 8-K and incorporated by reference herein.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Common Stock is no longer quoted on The OTCQB Marketplace operated by OTC Markets Group Inc., effective as of market close on February 26, 2021. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of the Common Stock, other than Excluded Shares and Dissenting Shares, ceased to be outstanding and were automatically converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock ceased to have any rights with respect thereto other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

The information set forth under “Introductory Note,” Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Merger, (i) at the Effective Time, H. MacGregor Clarke, Chris J. Hagedorn, David B. Kent, Cory T. Miller and Patricia M. Ziegler ceased service as directors of the Company and (ii) as of 5:00 p.m. Mountain Time on February 26, 2021, J. Michael Wolfe, Grey H. Gibbs and John K. Thompson ceased to be officers of the Company. Simultaneously, Ivan C. Smith, the sole director of Merger Sub immediately prior to the Effective Time, became the director of the Company as the survivor of the Merger, to hold office until his successor has been duly elected or appointed and qualified or until his death, resignation or removal, and Michael C. Lukemire and Kelly S. Berry, the President and Vice President and Treasurer, respectively, of Merger Sub immediately prior to the Effective Time, became the President and Vice President and Treasurer of the Company as the survivor of the Merger, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal, in each case, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws (each as defined herein) and applicable law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time were amended and restated to read in their entirety and such amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) were filed as Exhibit A to the Articles of Merger with the Nevada Secretary of State and became the Amended and Restated Articles of Incorporation of the Company as the survivor of the Merger. Also pursuant to the Merger Agreement and resolutions adopted immediately after the Effective Time by the new directors of the Company as the surviving corporation, the amended and restated bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (except all references therein to the name of Merger Sub were replaced with the name of the Company) (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Articles of Incorporation and a copy of the Amended and Restated Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of November 11, 2020, by and among AeroGrow International, Inc., SMG Growing Media, Inc., AGI Acquisition Sub, Inc., and, solely for the purposes stated in Section 6.4, The Scotts Miracle-Gro Company (filed as Exhibit 2.1 to AeroGrow International, Inc.’s Current Report on Form 8-K, filed on November 12, 2020, and incorporated by reference herein).

3.1	Amended and Restated Articles of Incorporation of AeroGrow International, Inc.

3.2	Amended and Restated Bylaws of AeroGrow International, Inc.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021

AeroGrow International, Inc.
(Registrant)

By:	/s/ J. Michael Wolfe
Name:	J. Michael Wolfe
Title:	President and Chief Executive Officer